CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 28, 2002 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 138 as of January 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                             GRANT THORNTON LLP



Chicago, Illinois
May 24, 2002